Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Carter B. Cromley	Todd Aydelotte
SAVVIS, Inc.	Ricochet Public Relations
(703) 667-6110	(212) 905-6196
carter.cromley@savvis.net	todd@ricochetpr.com

SAVVIS Communications Changes Name to SAVVIS, Inc.

New Name and Branding Reflect the Company’s Growth from Its Telecommunications

Heritage into a Leading IT Solutions and Utility Services Provider

ST. LOUIS, MO, May 18, 2005 — SAVVIS Communications Corp. (NASDAQ: SVVS), a leading global IT utility, today announced that it has changed its name from SAVVIS Communications Corporation to SAVVIS, Inc.

The change reflects the company’s expansion from a network services company to a global IT services company serving over 5,000 enterprise customers. The SAVVIS corporate brand supports the company’s new messaging strategy, “Transforming Information Technology,” its focus on the enterprise marketplace, and its extensive portfolio of IT solutions.

Early in its corporate life, SAVVIS developed a reputation as a high-performance, secure, and cost effective networking provider. Today, SAVVIS delivers a broad set of hosting, network, and application services that improve IT operations and eliminate capital expense. The SAVVIS product portfolio features its virtualized utility services, an industry leading set of services that give businesses secured access to massively scalable server, storage, and network resources worldwide. These innovative services enable businesses to become more agile by easily and quickly scaling their IT infrastructure up or down as business needs change. SAVVIS’ virtualized approach and utility model drastically reduces capital expenditure and is already proven to reduce annual IT costs by as much as 50% over conventional models.

“SAVVIS has become a major force in the industry,” said Melanie Posey, Research Director at IDC. “By integrating its global IT infrastructure, unique software management platform, and experience in hosting mission-critical and real-time applications, SAVVIS has evolved into a hybrid service provider able to deliver hardware technologies as managed services. This is a powerful combination that puts SAVVIS in a position to compete aggressively with industry heavy-weights like IBM, EDS, and AT&T.”

Despite a technology industry downturn, SAVVIS experienced remarkable growth and success since its initial public offering in February, 2000. During this time, the company has grown organically and made several strategic acquisitions: in November 2002, SAVVIS was selected to assume management of Intel Online Services (Intel’s hosting services business); in August 2003, SAVVIS acquired the commercial business of WAM!NET, Inc. a leading global provider of content management and delivery services; and most recently, in March 2004, SAVVIS acquired the assets of Cable & Wireless America which added a Tier 1 IP network encompassing nearly 30% of the world’s Internet routes, comprehensive hosting services, a large base of enterprise customers, 15 world-class data centers, an industry leading content delivery network, and a significant professional services organization.

“The SAVVIS of today is radically different than the SAVVIS Communications you used to know,” said Rob McCormick, CEO and Chairman of SAVVIS. “The CIOs of companies we work with today want to free up budget dollars and skilled resources so that IT can be used to drive the business strategy. They want to stop worrying about complex server farms, huge storage arrays, and miles of network cables and focus on the applications that run their business. SAVVIS solves these problems by providing businesses on-demand access to superior technology at significantly reduced costs than conventional approaches and with end-to-end performance guarantees.”

SAVVIS’ growth and success is garnering industry attention as evidenced by Gartner’s Magic Quadrant for North American Hosting Services which recognized SAVVIS in the Leader quadrant between IBM and AT&T. This report is available via a link on SAVVIS’ web site at www.savvis.net.

About SAVVIS

SAVVIS, Inc. (NASDAQ: SVVS) is a global IT utility services provider that focuses exclusively on IT solutions for businesses. With an IT services platform that extends to 47 countries, SAVVIS has over 5,000 enterprise customers and leads the industry in delivering secure, reliable, and scalable hosting, network, and application services. These solutions enable customers to focus on their core business while SAVVIS ensures the quality of their IT systems and operations. SAVVIS’ strategic approach combines virtualization technology, a global network and 24 data centers, and automated management and provisioning systems. For more information about SAVVIS, visit: http://www.savvis.net.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from SAVVIS’ expectations. Certain factors that could affect actual results are set forth as risk factors in SAVVIS’ SEC reports and filings, including its annual report on Form 10-K and all subsequent filings. SAVVIS assumes no obligation to update or supplement forward-looking statements.

# # #